UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2008

Etelos, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31081	77-0407364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Mill Ave. South, Suite 400, Renton Washington 98057

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (425) 458-4510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.              Other Events

On October 1, 2008, Etelos, Inc., a Delaware corporation (the “Company”), relocated headquarters to Renton, Washington.  Additionally, the Company has taken various additional steps to reduce monthly operating negative cashflow (“cash burn”) including the termination of eight employees based in California.  These steps were effected to reduce operating expenses and streamline operations for supporting enterprise partners related projects and activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2008	ETELOS, INC.

	By:	/s/ Kennedy A. Brooks
Kennedy A. Brooks
Vice President & General Counsel